1996 INCENTIVE STOCK OPTION PLAN

                               OF

                        MICROENERGY, INC.

                Adopted by the Board of Directors

                        on February 2, 1996

                     and by the Shareholders

                         on ______, 1996


1.   Purpose.

          The purpose of this Incentive Stock Option Plan (the "Plan") is to provide an incentive for officers, directors, and key employees to render services and make contributions to MICRO-ENERGY, INC. (the "Company") and to give them an increased interest in the Company's welfare and progress by affording them an opportunity to acquire ownership of its stock.

2.   Stock Subject to the Plan.

          The stock to be issued upon exercise of options granted under the Plan shall consist of authorized but unissued shares (or of reacquired shares) of the Common Stock, $.001 par value, of the Company. The maximum number of shares for which options may be granted under the Plan is 18,000,000 shares, subject to adjust ment as provided in Section 8.

          If any options granted under the Plan expire or termi-nate for any reason without having been exercised in full, the unpurchased shares shall become available for further options pursuant to the Plan.

3.   Eligibility of Optionees.

          Options may be granted only to officers or other key employees of the Company or any subsidiary (and all references in this Plan to officers and other key employees of the Company shall also refer to and include officers and other key employees of any subsidiary of the Company). More than one option may be granted to any optionee.

          In no event shall an option be granted to any person who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corpora-tions: provided, however, that this restriction shall not apply if at the time of grant the option price is not less than 110% of the fair market value of the stock subject to the option and such option is not exercisable after the expiration of five (5) years from the date of grant.

4.   Administration.

          The Plan shall be administered by the Board of Direc-tors or, in the discretion of the Board, by a Committee (the "Committee"). Hereinafter, and in the option agreements, the term "Committee" shall mean the Board of Directors, if no other Committee is appointed. The Committee, if any, shall be appoint-ed by the Board of Directors and shall consist of not less then three directors. The Board of Directors shall fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause. The Committee shall select its own Chairman and shall hold its meetings at such times and places as it may determine. The acts of a majority of the Committee at any meeting, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

          Subject to the express provisions of the Plan, the Board of Directors or the Committee shall have full authority (a) to determine, in its discretion, the individuals (including employees who are members of the Board of Directors or the Committee) to whom, and the times at which, options shall be granted, the number of shares subject to each option, and the provisions of the respective option agreements (which need not be identical), including provisions concerning the time or times, when, and the extent to which, the options may be exercised, the conditions of exercise (including non-competition with the Company after termination of employment) and the effect of approved leaves of absence on continuity of service; (b) to prescribe, amend and rescind rules and regulations relating to the Plan; (c) to interpret the Plan and the respective option agreements; and (d) to make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Board of Directors or the Committee shall be binding and conclusive upon all parties.

          Notwithstanding the powers vested in the Committee, if such Committee be appointed, the Board of Directors may also grant options hereunder by the vote of a majority of the direc-tors.

          The Plan shall be administered so as to qualify options granted under it as "incentive stock options" under Section 422A of the Internal Revenue Code of 1986.

5.   Option Price.

          The purchase price per share under each option shall be determined by the Board of Directors or the Committee, in no event, however, shall the price per share under each option be less than 100% of the fair market value of the Common Stock on the date of grant.

6.   Exercise of Options.

          (a) Each option granted under the Plan shall become exercisable at such time, or in installments at such times, as may be provided therein. To the extent that any installment of an option has become exercisable it may be exercised thereafter, until termination, in whole at any time or from time to time in part.

          (b) Each option granted under the Plan shall terminate no later than ten years after the date on which it was granted, but the Board of Directors or the Committee in its discretion may prescribe a shorter period for any individual option or options.

          (c) An option shall be exercised by written notice of such exercise, in the form prescribed by the Board of Directors or the Committee, to the Secretary or Treasurer of the Company, at its principal office. The notice shall specify the number of shares for which the option is being exercised (which number, if less than all of the shares then subject to exercise, shall be 50 or a multiple thereof) and shall be accompanied by payment in full of the purchase price of such shares. No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board of Directors or the Committee may deem applicable have been complied with. If a registration statement under the Securities Act of 1933 is not then in effect with respect to the shares issuable upon such exercise, it shall be a condition precedent that the person exercising the option give to the Company a written representation and undertaking, satisfactory in form and substance to the Board of Directors or the Committee, that he is acquiring the shares for his own account for investment and not with a view to the distribution thereof.

          (d) The person exercising an option shall not be considered a record holder of the stock so purchased for any purpose until the date on which he is actually recorded as the holder of such stock upon the stock records of the Company.

          (e) The Company shall pay all original issue and transfer taxes with respect to the issue and transfer of shares of Common Stock of the Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

          (f) The aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which options are exercisable for the first time by any employee during any calendar year under all plans of the Company (and parent and subsidiary corporations) shall not exceed $100,000.

7.   Other Option Conditions.

          (a) Nothing in the Plan or in any option granted pursuant thereto shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his employment at any time.

          (b) Each option granted pursuant to the Plan shall be evidenced by a written option agreement duly executed by the Company and the optionee.

          (c) No holder of any option under the Plan shall, by virtue of holding such option, be entitled to any rights of a stockholder in the Company.

8.   Adjustments Upon Changes in Capitalization.

          The option agreements shall contain such provisions as the Board of Directors or the Committee shall determine to be appropriate for the adjustment of the kind and number of shares subject to each outstanding option, or the option prices, or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, sales or exchanges of assets, combinations or exchange of shares, offering of subscription rights or any other type of change. In the event of any such change in the outstanding Common Stock, the kind and aggregate number of shares available under the Plan shall be appropriately adjusted by the Board of Directors or the Committee, whose determination shall be conclusive.

9.   Term of Plan.

          The Board of Directors may terminate this Plan at any time. Termination of the Plan will not affect rights and obliga-tions theretofore granted and then in effect. No options may be granted later than ten years from the date listed on page one hereof as the date of the Plan's adoption.

10.  Transferability.

          Options granted under this Plan shall provide that they will not be transferable; they shall only be exercisable during the optionee's lifetime, and only by him.

11.  Termination of Employment.

          In the event the employment of an employee to whom an option has been granted shall terminate for any reason, options granted to him may no longer be exercised.


12.  Amendment and Revocation.

          The Board of Directors alone shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time, provided, however, that without the consent of the optionees, no change may be made in any option theretofore granted which will impair the rights of existing optionees; and provided further that the Board of Directors may not, without the approval of the holders of a majority of the outstanding Common Stock, make any alteration or amendment to the Plan which changes the aggregate number of shares of Common Stock which may be issued, under the Plan, extend the term of the Plan or of options granted thereunder, reduce the option price below that now provided for in the Plan, change the conditions or exercise of options no provided for in the Plan, or change the employees or class of employees eligible to receive options thereunder.

13.  Ratification of the Plan.

          This Plan shall be submitted to the stockholders of the Company for approval at a meeting to be held within twelve months following its adoption by the Board.